UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13, or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 30, 2001 (October 18,2001)

AREA BANCSHARES CORPORATION

(Exact name of registrant as specified in its charter)

Kentucky	0-26032	61-0902343

(State or other	(Commission File Number)	(IRS Employer

jurisdiction of incorporation)		Identification No.)

230 Frederica Street, Owensboro, Kentucky	42301

(Address of principal executive office)	(Zip code)

Registrant’s telephone number, including area code: (270) 926-3232

Not Applicable

(Former name or former address, if changed since last report)

The Current Report consists of 11 pages.
The exhibit index is located on page 4.

Item 5. Other Events
Item 7. Financial Statements and Exhibits
SIGNATURE
PRESS RELEASE

Item 5. Other Events

On October 18, 2001, AREA Bancshares Corporation announced its earnings for the quarter ended September 30, 2001 and the nine months ended September 30, 2001. AREA reported record core operating earnings, net income less non-core items (security gains and infrequent items), for the third quarter of 2001 of $8.86 million, or $0.36 per diluted share, compared to $8.16 million, or $0.33 per diluted share, in the third quarter of 2000. These amounts reflect increases of $700 thousand, or 8.6%, and $0.03, or 9.1%, respectively, over the third quarter of 2000. Year-to-date core operating earnings were $24.49 million, or $1.01 per diluted share, compared to $22.65 million, or $0.91 per diluted share, during the first nine months of 2000. This is an increase of $1.84 million, or 8.1%, and a per share increase of $0.10 or 11.0%.

Net income for the third quarter of 2001 was $9.46 million, an increase of $2.79 million, or 41.8%, from the $6.67 million earned in the third quarter of 2000. Diluted earnings per share increased $0.12, or 44.4%, to $0.39 from $0.27 earned in the quarter ended September 30, 2000. Net income during the nine months ended September 30, 2001 was $25.09 million compared to $29.98 million in the same period of 2000. Year-to-date net income was $4.89 million, or 16.3%, below the first three quarters of 2000. On a diluted share basis, year-to-date net income per share declined $0.18, or 14.9%, to $1.03 from $1.21 in the first nine months of 2000.

A copy of the press release is attached hereto as Exhibit 99-1, and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits

     C.     Exhibits

Exhibit No.	Description

99-1	Press release dated October 18, 2001

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AREA Bancshares Corporation

DATE:	October 30, 2001	By:	/s/ Edward J. Vega Edward J. Vega Senior Vice President & Chief Financial Officer

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INDEX TO EXHIBITS

Exhibit Number	Exhibit Description	Page

99-1	Press release dated October 18, 2001	1

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